Exhibit 10.31

THIS DOCUMENT AND THE ENCLOSED ELECTION FORM ARE IMPORTANT AND REQUIRE YOUR IMMEDIATE ATTENTION.  If you have any questions about this offering circular you should consult your financial or legal advisor.

OFFERING CIRCULAR

CANSULT MAUNSELL MERGER INVESTMENT PLAN

This Offering Circular is dated 11 September 2006 and is circulated to you by AECOM Technology Corporation (“AECOM”).  No securities of AECOM Global Holdings, Ltd. (“Global Holdings”) will be allotted, issued or transferred on the basis of this Offering Circular later than 15 October 2006.

This Offering Circular is the Offering Circular of AECOM referred to in the AECOM Global Stock Program Offering Circular - Volume 2 dated May 26, 2006 and the Offering Circular Supplement thereto dated August 31, 2006 (collectively, the “AECOM Offering Circular”) accompanying this Offering Circular for investment in the Common Stock of AECOM through the Cansult Maunsell Merger Investment Plan to be adopted by the Trustee on September 25, 2006 (the “Plan”).  Please read carefully all documents.

See “Risk Factors” in the AECOM Offering Circular accompanying this Offering Circular for the discussion of certain factors that should be considered by participants in the Plan.

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS CONFIDENTIAL AND SHOULD NOT BE DISCLOSED TO ANYONE OTHER THAN YOUR FINANCIAL AND LEGAL ADVISORS.

THESE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE U.S. SECURITIES ACT 1933, AS AMENDED, AND HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES COMMISSION NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Please see Exhibit A for the Election Form that must be completed if you wish to acquire the securities described herein.

The procedure for completion of the Cansult Maunsell Merger Investment Plan Election Form is set out on the Election Form.

All Plan participants must forward the Election Form, either by hand, by courier, by post, by fax or by e-mail with the original following by courier or post as soon as possible and in any event so as to be received by George Horning, Cansult Limited at

60 Renfrew Drive, Suite 300, Markham, Ontario, L3R 0E1, Canada, Facsimile No. 905-470-2060, Email: ghorning@cansult.com (who is acting as a mere depository on behalf of AECOM for such receipt for the sake of administrative convenience) no later than 12:00 noon (Toronto Time) on 25 September 2006 in order to enroll in the Plan.  Upon payment of the subscription price and acceptance by the Trustee, any eligible employee shall become a Member of the Plan as of the first day following the adoption thereof, which adoption date shall be on 25 September 2006.

ADDITIONAL INFORMATION

1.                                      Nature of investment

This Offering Circular has been prepared by AECOM to summarise the terms on which a participant is able to invest the Proceeds (as defined in the next sentence) in common stock of AECOM (“Common Stock”) by means of an investment in the Plan.  As used in the Plan, “Proceeds” means (a) the cash proceeds from the sale of a participant’s shares in Cansult Limited (“Cansult”) pursuant to the share purchase agreement (the “Share Purchase Agreement”) to be dated as of September 29, 2006 (or such other date as may be agreed) between AECOM, all of the shareholders of Cansult and an indirect, wholly-owned subsidiary of AECOM to be incorporated under the Canada Business Corporations Act prior to the execution and delivery of the Share Purchase Agreement (the “Purchaser”) and (b) the cash payment, if any, payable to such participant in respect of the special C$7,500,000 bonus to be funded by AECOM pursuant to the Share Purchase Agreement. If you require clarification of the amount of the Proceeds payable to you, please contact George Horning at Phone No. 905-270-2010, ext. 212 or by e-mail at ghorning@cansult.com to obtain this information. To facilitate the investment, you may, on the Election Form provided, direct that all or a portion of the Proceeds payable to you be used to pay the subscription price for your indirect interest in the Common Stock pursuant to this Offering Circular.  If a portion of the Proceeds payable to you is being withheld under the section 116 escrow agreement referred to in the Share Purchase Agreement, you must provide to George Horning at the address noted above, no later than noon (Toronto time) on September 25, 2006, a certified cheque or bank draft made payable to “AECOM Technology Corporation” in an amount equal to the difference, if any, between (a) the Proceeds (or part thereof) available to you at the closing of the acquisition of the Cansult shares pursuant to the Share Purchase Agreement that you re-directed on the Election Form for the purposes of paying your applicable subscription price and (b) the total subscription price for your indirect interest in the Common Stock.If such certified cheque or bank draft in the correct amount has not been received by that time, the number of securities you will be able to acquire under the Election Form

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will be limited to the number represented by the Proceeds redirected by you in the Election Form and your cheque or bank draft will be returned, uncashed.

Investments in the Plan are held under the terms of a Trust Agreement between AECOM and Halifax EES Trustees International Limited (fka Mourant & Co. Trustees Limited), 31-33 New Street, St Helier, Jersey, JE4 8YW, Channel Islands (the “Trustee”), as the trustee thereof, and the terms of the Plan.  The Trustee will use investment funds directed or provided by you to acquire common stock (the “Global Common Stock”) in AECOM Global Holdings, Ltd., a Jersey company, which the Trustee has established.  Global Holdings will use the proceeds of the issue of its common stock to acquire equivalent Common Stock.

2.                                      Directors and their interests

(a)                                  The directors of Global Holdings are set forth below, in this Offering Circular, under “Further Information”.

The directors of AECOM are John M. Dionisio, Richard G. Newman, Francis S. Y. Bong, H. Frederick Christie, John W. Downer, James H. Fordyce, Dr. S. Malcolm Gillis, Linda Griego, Robert J. Lowe, William G. Ouchi, William P. Rutledge and Lee D. Stern.

(b)                                 Other than as set out below or elsewhere in this document or the AECOM Offering Circular:

(i)                                     no director of AECOM has or has had in the two years before the date of this Offering Circular, an interest in (A) the promotion or formation of AECOM or Global Holdings, or (B) any property proposed to be acquired by AECOM or Global Holdings in connection with its promotion or formation, or (C) the offer of any indirect interest in Common Stock or Global Common Stock under this Offering Circular; and

(ii)                                  no amounts, whether in cash or shares or otherwise, have been paid or agreed to be paid, and no benefit given or agreed to be given, to any director of AECOM either (A) to induce him or her to become, or to qualify him or her as, a director of AECOM, or (B) otherwise for services rendered by him or her in connection with the promotion or formation of AECOM or Global Holdings or the offer of Common Stock or Global Common Stock under this Offering Circular.

(c)                                  Shareholdings in Global Holdings – All of the issued and outstanding capital stock of Global Holdings are and will be held by Halifax EES Trustees International Limited, as the Trustee.

Shareholdings in AECOM - See “Security Ownership of Certain Beneficial Owners” section of AECOM Offering Circular.

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3.                                      Interests of certain others (See “Security Ownership of Certain Beneficial Owners” section of AECOM Offering Circular)

Other than as set out below or elsewhere in this document or the AECOM Offering Circular:

•                  no promoter or person named in this Offering Circular as performing a function in a professional, advisory or other capacity in connection with the preparation or distribution of this Offering Circular has or has had in the two years before the date of this Offering Circular, an interest in (A) the promotion or formation of AECOM or Global Holdings, or (B) any property proposed to be acquired by AECOM or Global Holdings in connection with its promotion or formation or the offer of an indirect interest (under the terms of the Plan) in Common Stock under this Offering Circular, or (C) the offer of an indirect interest (under the terms of the Plan) in Common Stock under this Offering Circular; and

•                  no amounts, whether in cash or shares or otherwise, have been paid or agreed to be paid, and no benefit given or agreed to be given, to any such person, for services provided by him or her in connection with the promotion or formation of AECOM or Global Holdings or the offer of an indirect interest (under the terms of the Plan) in Common Stock under this Offering Circular other than:

•                  the payment of fees to Ernst & Young LLP which, for the purposes of this Offering Circular, AECOM has determined a reasonable allocation to be USD 5,000; and

•                  the payment of ongoing professional fees to the Trustee and to the Advisors named elsewhere in this Offering Circular.

4.             Rights and liabilities attaching to Securities

The relationship between the Common Stock and Global Common Stock is described under “AECOM Global Holdings, Ltd. Securities” elsewhere in this Offering Circular.

The AECOM Offering Circular contains a summary (though not an exhaustive or definitive statement) of the rights and liabilities attaching to AECOM securities, (see “Description of Capital Stock, Certificate of Incorporation and Bylaws”).

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CANSULT MAUNSELL MERGER INVESTMENT PLAN

SUMMARY

The following is a summary of certain provisions of the Cansult Maunsell Merger Investment Plan (the “Plan”), to be adopted on September 25, 2006 by Halifax EES Trustees International Limited (fka Mourant & Co. Trustees Limited), 31-33 New Street, St Helier, Jersey, JE4 8YW, Channel Islands (the “Trustee”) in its capacity as trustee of and pursuant to the terms of a trust agreement (the “Trust Agreement”) made between AECOM Technology Corporation (“AECOM”) and the Trustee.  This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Plan and related Trust Agreement.  A copy of the Trust Agreement and the Plan may be obtained from the Company by contacting the Plan Corporate Secretary at, 31-33 New Street, St Helier, Jersey, JE4 8YW, Channel Islands.  The term “Company” as used in this discussion of the Plan refers to AECOM and all of its subsidiaries that are participating in the Plan.  Capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement or the Plan, as applicable.

General

The Plan will first be opened to investment effective as of 25 September 2006.  The sole purpose of the Plan is to allow employees of Cansult Limited (“Cansult”) to make an indirect investment of up to a maximum amount equal to the Proceeds (as such term is defined in the next sentence) in the common stock equity of AECOM (the “Common Stock”).  As used in the Plan, “Proceeds” means (a) the cash proceeds from the sale of a participant’s shares in Cansult pursuant to the share purchase agreement (the “Share Purchase Agreement”) to be dated as of September 29, 2006 (or such other date as may be agreed) between AECOM, all of the shareholders of Cansult and an indirect, wholly-owned subsidiary of AECOM to be incorporated under the Canada Business Corporations Act prior to the execution and delivery of the Share Purchase Agreement (the “Purchaser”), and (b) the cash payment, if any, payable to such participant in respect of the special C$7,500,000 bonus to be funded by AECOM pursuant to the Share Purchase Agreement.  To that end, the Plan is designed to provide a special one-time means through which such maximum amount may be used by each and every employee shareholder of Cansult (“Participant”) wishing to acquire an indirect interest in Common Stock.

Participation

An Eligible Employee for purposes of the Plan is a person who is employed by AECOM or any of its respective subsidiaries or affiliates on the closing date of the acquisition of all of the outstanding shares of Cansult by the Purchaser.

Contributions

Only cash may be contributed to the Plan upon acceptance by the Trustee and:

a) by the direction set forth in a fully completed and signed Election Form in the form attached hereto as Exhibit A for all or a portion of the Proceeds payable to the Participant pursuant to the Share Purchase Agreement ; and

b) to the extent of any shortfall in the cash available for such purpose as a result of the application to the Participant of the section 116 escrow agreement referred to in the Share Purchase Agreement, by certified cheque or bank draft made payable to “AECOM Technology Corporation” provided no later than noon (Toronto time) on September 25, 2006 to George Horning, Cansult Limited at 60 Renfrew Drive, Suite 300, Markham, Ontario, L3R 0E1, Canada.

Foreign Currency Exchange Provisions

Participants’ contributions to the Plan will be used by the Trustee to make an indirect purchase of Common Stock as detailed in this summary at the 31 March 2006 stock price of C$31.50.

Investment Provisions

The Trustee of the Plan invests in shares of Common Stock of AECOM Global Holdings, Ltd. (“Global Holdings”) (herein referred as “Global Common Stock”). Global Holdings, in turn, will utilize Participant contributions to the Plan to purchase shares of the Common Stock with each Participant having an indirect beneficial interest in the Common Stock.  Each share of Global Common Stock has the same economic value as a share of the Common Stock.

The appraised valuation of the Common Stock increased during the period from 1 October 1990 to 30 September 1991 by 10.4%, from 1 October 1991 to 30 September 1992 by 10.6%, from 1 October 1992 to 30 September 1993 by 8.9%, from 1 October 1993 to 30 September 1994 by 9.5%, from 1 October 1994 to 30 September 1995 by 15.0%, from 1 October 1995 to 30 September 1996 by 13.9%, from 1 October 1996 to 30 September 1997 by 11.4%, from 1 October 1997 to 30 September 1998 by 9.1%, from 1 October 1998 to 30 September 1999 by 16.8%, from 1 October 1999 to 30 September 2000 by 16.4%, from 1 October 2000 to  30 September 2001 by 22.2%, from 1 October 2001 to 30 September 2002 by —6.2% and from 1 October 2002 to 30 September 2003 by 24.4%, from 1 October 2003 to 30 September 2004 by 6.5%, from 1 October 2004 to 30 September 2005 by 19.4, and 1 October 2005 to 31 March 2006 by 9.2%.

Purchase and Voting of Global Common Stock

The Trustee will purchase Global Common Stock to be held in the Plan directly from Global Holdings or as otherwise directed by Global Holdings.  The price of shares of the Common Stock purchased from AECOM will be at C$31.50.

The Trustee shall vote the Common Stock in a manner that it determines to be in the best interest of Participants of the Plan or it may otherwise direct that the Global Common Stock held in the Plan be voted in accordance with the written instructions of the Participants.  The Trustee shall vote the Global Common Stock for which it receives no valid voting instructions as it determines to be in the best interests of Participants of the Plan.  The Trustee shall exercise any conversion privileges, subscription rights or other rights or options given to the owners of Global Common

Stock and make any payments incidental thereto that it determines to be in the best interest of Participants of the Plan or in accordance with the written instructions of the Participants.

Company Match Allocations

To avoid any doubt, the Global Common Stock and the Common Stock purchased pursuant to the Plan are not eligible to receive any match or discount from AECOM or Global Holdings.

Vesting

A Participant will at all times be 100% vested in the Global Common Stock acquired with his or her contributions.

Distributions From the Plan

A Participant (or his or her designated beneficiary or legal representative) may elect to receive payment for the value of his or her entire Account in the Plan in the event of his or her retirement (no earlier than age 65, and subject to local applicable laws), death, a disability (which qualifies the Eligible Employee for a benefit under Cansult’s long-term disability plans) or termination of employment for any reason. A Participant’s employment for the purpose of the Plan shall not be deemed to have terminated because of his or her transfer to another company in which the Company has a direct or indirect ownership interest of at least 50% or by reason of sick leave, military leave, or other approved leaves of absence.

Participants in the Plan whose Plan Account is less than or equal to US$5,000 may request that the Common Stock acquired through the Plan and held for their benefit may be sold to the Company in return for a single cash payment.  Otherwise a Participant may request that the Common Stock held for their benefit be sold to AECOM in either five fixed annual payments via a promissory note or five or nine annual instalments.  The bylaws of AECOM impose significant restrictions on the resale of the Common Stock acquired from the Plan.  These restrictions are described in more detail under “Description of Capital Stock, Certificate of Incorporation and Bylaws” in the AECOM Global Stock Program Offering Circular - Volume 2 dated May 26, 2006 and the Offering Circular Supplement thereto dated August 31, 2006 (collectively, the “AECOM Offering Circular”) provided to each Participant.  Subject to these restrictions and others described below, Global Holdings intends to repurchase Global Common Stock held for the benefit of Participants under the Plan at the Valuation Price as defined in the bylaws of AECOM and Global Holdings

If Global Holdings cannot make all repurchases of Global Common Stock from the Trustee of the Plan due to restrictions in the Credit Agreement or any provisions of applicable law, then the purchases and distributions shall be made in the following order:

1)              distributions under the Plan or otherwise purchased from individuals on account of death or a disability as described above; and

2)              distributions under the Plan or otherwise purchased from individuals on account of retirement.

Description of AECOM Diversification Program

The Diversification Program is intended to offer Participants in the Plan the opportunity to diversify the Participant’s interest under the Plan into cash.  Payment of the proceeds from the diversification of Plan holdings is subject to applicable taxes.

Participants in the Plan may request to exchange for cash their interest under the Plan after a minimum of five years as of the end of the immediately preceding Plan Year.  The period of time such Participant held his or her Cansult shares counts in determining whether the five-year holding period requirement is satisfied.  Under the Diversification Program, a Participant may annually submit a request to exchange up to the greater of (a) US$50,000 in value of their holdings under the Plan, or (b) 20% of their holdings under the Plan plus the value of one share of Common Stock in aggregate, for cash. The holdings will be valued as of the Valuation Date under the Plan at the end of the Plan Year in which the request is made, and an exchange made as a result thereof will be effective as of 1 October of the following Plan Year.

An exchange under the Diversification Program will only be available to the extent that indirect acquisitions of shares of Common Stock (and certain other securities) under all programs during the prior Plan Year from the Company equals or exceeds the sum of all repurchases of Common Stock and Global Common Stock under all programs by the Company plus all distributions under the Company’s Plans during the prior Plan Year.  The Company may further limit diversification in its sole discretion.  Repurchases upon the retirement or death of a Participant from the Plan will be given priority.  If all diversifications cannot be accommodated, the Company will allow those Participants to participate on a pro rata basis up to the then limits under the Diversification Program.

The Company reserves the right to amend or terminate the Diversification Program at any time in its sole discretion.

AECOM Global Holdings, Ltd. Securities

Participants in the Plan invest indirectly in securities issued by AECOM.  These securities consist of the Common Stock, the characteristics of which are set out in AECOM Offering Circular.  If you decide to enroll in the Plan, securities issued by Global Holdings will be bought by the Trustee of the Plan and held for your benefit in accordance with the terms of the Plan.  Global Holdings will use the money it receives from issuing its securities to the Trustee on your behalf to buy the Common Stock.  The issued Global Common Stock has substantially similar characteristics to the Common Stock as described elsewhere in this document.  The Common Stock constitutes the sole assets of Global Holdings.

Global Common Stock

All of a Participant’s contributions will be used by the Trustee to purchase Global Common Stock.  The purchase price of the Global Common Stock at any given time will be the same as the purchase price of the Common Stock at March 31, 2006 (i.e., C$31.50/share).  Global Holdings will use the money it receives for each Global Common Share it issues to purchase a share of the Common Stock.  Any benefits due to ownership of the Common Stock will be passed on to the Trustee as the holder of the Global Common Stock.  A Global Common Stock is, therefore, an investment on similar terms to the Common Stock, the difference being that it is a security issued by a Jersey company rather than by a US corporation.

The benefits and obligations of the securities offered by Global Holdings are substantially similar to the Common Stock; a Participant should refer to the descriptions of these securities for more details since it will be the performance of these underlying securities (rather than the performance of the Global Common Stock) which will govern the value of your investment.

Beneficiaries

Upon the death of a Participant, the value of his or her Plan Accounts shall be paid to the beneficiary designated by him or her as previously described.  If there is no beneficiary designated by the Participant or surviving at his or her death, payment shall be determined in accordance with the laws of intestate succession under applicable local law of the Participant.  A Participant may designate a new beneficiary at any time by filing a written request for such change with the AECOM acting as the Plan Administrator of the Plan on a form provided by the Plan Administrator.

Lost Participant/Beneficiary

If AECOM, after reasonable effort, is unable to locate a Participant or beneficiary to whom a benefit is payable under the Plan, such benefit shall be forfeited.  However, the benefit will be reinstated (in the same amount as forfeited) upon proper claim prior to termination of the Plan.

Administration

AECOM generally administers the Plan and determines all questions arising thereunder.  The Board of Directors of AECOM may from time to time amend the Plan and committees established by the Board of Directors may prescribe and amend rules in connection with the administration of the Plan.

Requests or other notices to be given by a Participant are required to be on forms prescribed by AECOM.  The Trustee and AECOM may, by mutual agreement, arrange for delegation by the Trustee to AECOM of any of the Trustee’s functions other than the custody of assets and the purchase and sale or redemption of securities.

As soon as practicable after the end of each quarter, each Participant will receive a statement setting forth the value of his or her Account(s) as of such date together with information as to gains or losses upon any sales of securities in the Account during such period.  Such statement shall be deemed to have been accepted by a Participant as correct unless written notice to the contrary is received within 30 days after the statement is mailed.

All costs and expenses incurred in administering the Plan, including the fees and expenses of the Trustee, the fees of counsel and other administrative expenses shall be paid by AECOM.  The Trust Agreement provides that, to the extent AECOM does not pay such fees and expenses, they will be paid from the assets of the Trust.  AECOM provides certain administrative services to the Plan at no cost.  Except as provided above, no trust assets shall be used for or diverted to any other purpose.

The Plan does not confer a right upon any employee to continued employment.  Either the Participant or the Company may at any time terminate the employment of the Participant with the Company in accordance with local law.

Modification and Termination

AECOM reserves the right to terminate, suspend, modify or amend the Plan at any time and from time to time, so long as all Participants are treated equally.  In the event that the Plan is terminated, subject to applicable laws, each Participant shall be paid the value of his or her entire accounts under the terminated Plan.

Income Tax Consequences

It is important that you understand and consider your personal tax situation when making decisions about your Plan account. You should consult your own financial advisor or tax professional for advice before you participate in the Plan.

Further Information

The Registered Office of AECOM Global Holdings, Ltd. is 31-33 New Street, St Helier, Jersey, JE4 8YW, Channel Islands (Tel. +44 1534 609000).

The Registered Office of Halifax EES Trustees International Limited is 31-33 New Street, St Helier, Jersey, JE4 8YW, Channel Islands (Tel. +44 1534 609000).

This offer is promoted by AECOM Technology Corporation of 555 South Flower Street, Suite 3700, Los Angeles, California 90071 U.S.A., which takes responsibility for its content.  The circulation of this Offering Circular has not been procured by the Trustee or by Global Holdings.

The Directors of AECOM Global Holdings, Ltd. are:

Mrs. Heidi Jan Wilson nee Busel

English Solicitor

c/o Halifax EES Trustees International Limited

31-33 New Street

St Helier, Jersey, JE4 8YW, Channel Islands

Mr. Ronald E. Osborne

Vice President and Corporate Controller

c/o AECOM Technology Corporation

555 South Flower Street, Suite 3700

Los Angeles, CA 90071

Mr. William F. Stevenson

Vice President and Finance Director, Global Group

c/o AECOM Global Group Ltd.

Energy House, 9 King Street

London, EC2V 8EA United Kingdom

Ms. Stephanie H. Hunter

Senior Vice President, Chief Administrative Officer and Corporate Secretary

c/o AECOM Technology Corporation

555 South Flower Street, Suite 3700

Los Angeles, CA 90071

AECOM Global Holdings, Ltd. was incorporated in Jersey on 21 September 2000 (with company number 78247) as a public company.  The Secretary of AECOM Global Holdings, Ltd. is Halifax EES Trustees International, 31-33 New Street, St Helier, Jersey, JE4 8YW, Channel Islands (Tel. +44 1534 609000).

AECOM Global Holdings, Ltd. has not since its incorporation engaged in any material activities other than those incidental to its incorporation under the Companies (Jersey) Law 1991 and the authorisation, execution, delivery and performance of the other documents referred to in this document to which it is a party and matters which are incidental or ancillary to the foregoing.

On incorporation, the authorised share capital of AECOM Global Holdings, Ltd. was 10,000,000 shares of Global Common Stock of USD 0.01 each.  As of 30 June 2006, 3,427,930.236 shares are currently issued and fully paid and are held to the order of Halifax EES Trustees International Limited in its capacity as trustee.  The issued Global Common Stock are, and have all the characteristics of, Common Stock as described elsewhere in this document.

Since the date of its incorporation, Global Holdings has not traded, no profits or losses have been made or incurred and no dividends have been paid.  No financial statements of Global Holdings have been drawn up and audited for any period since its incorporation.

The only material contract which has been entered into by Global Holdings is that certain agreement dated 22 September 2000 with AECOM, setting forth the agreement of the parties thereto with respect to the matters described under “AECOM Global Holdings, Ltd. Securities”, above.

Details of Advisors

Auditors	Bankers	Jersey Lawyers
PricewaterhouseCoopers LLP	HSBC Bank plc	Mourant du Feu & Jeune
1 London Bridge	28/34 Hill Street	PO Box 87
London	St. Helier	22 Grenville Street
SE1 9QL	Jersey JE4 8NR	St Helier
United Kingdom	Channel Islands	Jersey JE4 8PX
Channel Islands

The Jersey Financial Services Commission has given, and has not withdrawn, its consent under Article 4 of the Control of Borrowing (Jersey) Order 1958 to the issue of securities by Global Holdings.  It must be distinctly understood that, in giving this consent, the Jersey Financial Services Commission takes no responsibility for the financial soundness of Global Holdings or for the correctness of any statements made, or opinions expressed, with regard to it.

If you are in any doubt about the contents of this document you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.  It should be remembered that the price of securities and the income from them can go down as well as up.  In the event that Global Holdings cannot meet its obligations under the securities it issues, Participants may receive less than the sum of their personal contributions.

This Offering Circular is dated 11 September 2006.